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                                                                    EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made by and between Purchaser and Seller as of the Effective Date.

         In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                       1.
                                   DEFINITIONS

         1.1 As used herein, the following terms shall have the meanings set forth below in this Section 1.1:

         Additional Earnest Money shall mean One Hundred Thousand and 00/100 DOLLARS $100,000.00.

         Agent shall mean Trammell Crow Company.


         Approval Period shall mean the period commencing on the Effective Date and ending at 5:00 p.m., Dallas, Texas time, twenty-five (25) business days after the Effective Date.

         business day shall mean any day other than a Saturday, Sunday or a day on which banks are permitted or required to be closed under the laws of the State.

         Casualty Amount shall mean $500,000.00

         Closing shall mean the act of settlement of the purchase and sale of the Property in accordance with this Agreement at which, among other matters, title to the Property is conveyed from Seller to Purchaser and the Purchase Price is paid by Purchaser to Seller.

         Closing Date shall mean the date that is thirty (30) business days after the last day of the Approval Period, as said Closing Date may be extended as herein provided.

         Contracts shall mean all contracts pertaining to the Property and not cancelable on thirty (30) days' notice without penalty or premium, including, but not limited to, management contracts, service contracts, equipment leases and maintenance contracts.

         Earnest Money shall mean the Initial Earnest Money and after deposit of any Additional Earnest Money, the Initial Earnest Money and the Additional Earnest Money, collectively, plus any interest earned thereon.


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         Effective Date shall mean the first date the Title Company is in receipt of both this Agreement executed by Purchaser and Seller (whether in counterparts or not) and the Earnest Money.

         Improvements shall mean all improvements and related amenities known as "Paddock Place Shopping Center" in and on the Land, and located at 73 White Bridge Road, Nashville, Tennessee.

         Initial Earnest Money shall mean Two Hundred Fifty Thousand and 00/100 DOLLARS ($250,000.00), plus any interest earned thereon.

         Inspection Materials shall mean copies of the following in Seller's or its property manager's possession:

         (i) Contracts (to the extent in the possession of Seller or its property manager), copies of the Leases and a Rent Roll; (ii) copies of all mechanical and engineering, environmental, soils and technical reports commissioned by Seller relating to the Land or the Improvements, (iii) copies of all plans/floor plans, drawings and specifications relating to the Improvements,
(iv) copies of all licenses, permits, certificates of occupancy and other governmental entitlements relating to use and occupancy of the Improvements, (v) copies of operating statements relating to the Improvements for the most recent three-year period, (vi) copies of the most recent ad-valorem tax statements relating to the Property; (vii) HVAC reports and inspections; (viii) property inspection reports, (ix) schedule of personal property, (x) surveys and site plans, (xi) warranties/guarantees, and (xii) existing title insurance policies.

         Land shall mean that certain tract of land located in the City of Nashville, Davidson County, Tennessee, being more particularly described on Exhibit A attached hereto and made a part hereof.

         Owner's Policy shall mean the Owner's Policy of Title Insurance in the standard form in use in the State, naming Purchaser as insured, in the amount of the Purchase Price, insuring that Purchaser owns good and marketable fee simple title to the Property, subject only to the Permitted Encumbrances.

         Property shall have the meaning provided in Section 2.1 of this Agreement.

         Purchase Price shall mean Nine Million Seven Hundred Thousand and 00/100 DOLLARS ($9,700,000.00).

         Purchaser shall mean Grace Development, Inc., a Tennessee corporation, or its permitted assigns, whose address for notice under this Agreement is as follows:

                                       Grace Development, Inc.
                                       3309 Fairmont Drive
                                       Nashville, Tennessee  37203
                                       Attention:  Jack Grace
                                       Tel:  615-385-5433
                                       Fax:  615-385-4868


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                                       with a copy to:

                                       Stokes Bartholomew Evans & Petree, P.A.
                                       424 Church Street, Suite 2800
                                       Nashville, Tennessee  37219-2386
                                       Attention:  Fred Russell Harwell
                                       Tel:  615-259-1457
                                       Fax:  615-259-1470

         Rent Roll shall mean a rent roll in the form regularly prepared by the property manager of the Property describing all Leases as of the last month Seller received such information from the property manager.

         Seller shall mean Murray Income Properties II, Ltd., a Texas limited partnership, whose address for notice under this Agreement is as follows:

                                       Murray Income Properties
                                       5550 LBJ Freeway, Suite 675
                                       Dallas, Texas  75240
                                       Attention:  Mitchell Armstrong
                                       Tel:  972-991-9085
                                       Fax:  972-991-9086

                                       with a copy to:

                                       Murray Income Properties
                                       299 S. 9th Street, Suite 204
                                       Oxford, Mississippi  38655
                                       Attention:  Brent Buck
                                       Tel:  662-281-8778
                                       Fax:  662-281-8773

                                       and

                                       Locke Liddell & Sapp LLP
                                       2200 Ross Avenue, Suite 2200
                                       Dallas, Texas  75201
                                       Attention:  Robert J. Banta
                                       Tel:  214-740-8509
                                       Fax:  214-740-8800

         State shall mean the State of Tennessee.

         Survey shall mean a current ALTA survey of the Property prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Survey, including


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items 3, 7(a), 9 and 10 from Table A, and containing the surveyor's certification in form reasonably satisfactory to Purchaser in favor of Seller, Purchaser, Purchaser's lender, if any and the Title Company.

         Title Commitment shall mean a Commitment for Owner's Policy of Title Insurance with respect to the Property with coverage in the amount of the Purchase Price issued by the Title Company together with legible copies of any restrictive covenants, easements and other items listed as title exceptions in such Commitment.

         Title Company shall mean Lawyers Title Insurance Corporation, whose address for notice under this Agreement is as follows:

                                       Lawyers Title Insurance Corporation
                                       SunTrust Center
                                       424 Church Street, Suite 200
                                       Nashville, Tennessee  37219
                                       Attention:  Stuart Jones
                                       Tel:  615-244-0678
                                       Fax:  615-244-2896

                                       2.
                                PURCHASE AND SALE

         2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Seller's assignable and transferable right, title and interest in and to the following described property (herein collectively called the "Property"):

             (a) Land. The Land.

             (b) Easements. All easements, if any, benefiting the Land or the Improvements.

             (c) Rights and Appurtenances. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

             (d) Improvements. The Improvements.

             (e) Leases. All leases (the "Leases") of space in the Improvements, concession leases and all tenant security deposits for which landlord has liability to Tenants under the Leases on the Closing Date.

             (f) Tangible Personal Property. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on or about the Land and the Improvements (the "Tangible Personal Property").


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             (g) Contracts. To the extent assignable without the consent of third parties, all Contracts.

             (h) Intangible Property. To the extent assignable without the consent of third parties, all intangible property (the "Intangible Property"), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property including, without limitation, any trademark or tradename used in connection with the Improvements, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans.

         2.2 Independent Consideration. Upon execution of this Agreement, Purchaser has delivered to Seller, and Seller acknowledges receipt of, FIFTY AND NO/100 DOLLARS ($50.00) (the "Independent Consideration"), as consideration for Purchaser's right to purchase the Property and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.

                                       3.
                                 PURCHASE PRICE

         3.1 Purchase Price. The Purchase Price shall be paid in cash by Purchaser to Seller at the Closing by wire transfer in accordance with wire transfer instructions to be provided by Seller.

                                       4.
                                  EARNEST MONEY

4.1 Earnest Money. Purchaser shall deliver the Initial Earnest Money to the Title Company within three (3) business days after the date a fully-executed copy of this Agreement is delivered to the Title Company, by wire transfer in accordance with wire transfer instructions provided by the Title Company. Seller shall have the option of terminating this Agreement if the full amount of Initial Earnest Money is not delivered to the Title Company as prescribed in this Section 4.1. Purchaser agrees to promptly deliver or cause the Title Company to deliver written acknowledgment by the Title Company that the executed copy of this Agreement and the Initial Earnest Money have been received by and are being held by the Title Company pursuant to the terms of this Agreement. In the event that Purchaser exercises the Extension Option pursuant to Section 7.1, Purchaser shall, concurrently with the exercise of the Extension Option, deliver the Additional Earnest Money to the Title Company in the form of immediately available funds by wire transfer. The Earnest Money shall be invested by the Title Company in an interest-bearing account as Purchaser and Seller shall direct. If the sale of the Property is consummated under this Agreement, the Earnest Money shall be paid to Seller and applied to the payment of the Purchase Price at Closing. If Purchaser terminates this Agreement in accordance with any right to terminate granted to Purchaser by the terms of this Agreement, the Earnest Money shall be immediately returned to Purchaser, and no party hereto shall have any further obligations under this Agreement except for such obligations which by their terms expressly survive the termination of this Agreement (the "Surviving Obligations"). Purchaser agrees to deliver to Seller copies of all Reports (as defined in Section 5.2 hereof) at the time (or not later than five


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(5) business days after delivery) of the notice to terminate this Agreement is given. The obligations to deliver the Reports shall survive the termination of this Agreement. In no event shall any Earnest Money be returned to Purchaser hereunder until all Reports have been delivered to Seller.

                                       5.
                              CONDITIONS TO CLOSING

         5.1 Seller's Obligations. Seller shall deliver the Inspection Materials to Purchaser, at Seller's expense, within five (5) business days after the Effective Date. Seller's failure to timely deliver the Inspection Materials to Purchaser shall result in the extension of the Approval Period by one (1) day for each day of delay in delivering the Inspection Materials. In addition, from and after the Effective Date, Seller shall make available for inspection and copying by Purchaser and/or its representatives, at Purchaser's expense, at the office of Seller's property manager, during normal office hours and upon reasonable advance notice, copies of files maintained by Seller in the ordinary course of business relating to Tenants and any portion of the Inspection Materials to the extent any of the same are not in a form in which they are able to be copied by Seller (e.g., being oversized such as plans and specifications).

         5.1.1 Purchaser's Termination Right. If for any reason Purchaser does not desire to purchase the Property as determined by Purchaser in its sole discretion, Purchaser may terminate this Agreement by written notice sent to Seller at or before the expiration of the Approval Period; and upon such termination, Purchaser shall be entitled to the return of the Earnest Money (subject to Purchaser's delivery of the Reports to Seller), and neither party shall have any further obligation hereunder except for the Surviving Obligations. If Purchaser does not terminate this Agreement by written notice to Seller prior to the end of the Approval Period, Purchaser shall be deemed to be satisfied with the Property and shall have waived its right of termination under this Section 5.1.1.

         5.1.2 Title Commitment and Survey.

             (a) Seller shall order the Survey and cause Purchaser's counsel to order the Title Commitment and cause the same to be delivered by the Title Company to Purchaser as promptly as reasonably practicable. In the event (i) the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Property that is unacceptable to Purchaser, or (ii) any exceptions appear in the Title Commitment that are unacceptable to Purchaser, Purchaser shall within ten (10) business days after receipt of the Survey and the Title Commitment, notify Seller in writing of such facts and the reasons therefor ("Purchaser's Objections"). Upon the expiration of said ten (10) business day period, except for Purchaser's Objections if same are timely raised, Purchaser shall be deemed to have accepted the form and substance of the Survey and the Title Commitment. Notwithstanding anything to the contrary contained herein, Seller shall have no obligations to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or modify any of the Purchaser's Objections. Seller may, within ten (10) business days after receipt of written notice of Purchaser's Objections ("Seller's Cure Period"), deliver to Purchaser written notice ("Seller's Cure Notice") setting forth which of Purchaser's Objections Seller will endeavor to cure prior to the Closing Date and which of Purchaser's Objections Seller


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         cannot or does not intend to cure. If Seller has not given Seller's
         Cure Notice by the end of Seller's Cure Period, Seller shall be deemed to have given notice that it does not intend to cure any of Purchaser's Objections. If by the end of Seller's Cure Period, Seller has not cured or undertaken to cure all of Purchaser's Objections to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice thereof to Seller not later than 5:00 p.m., Dallas, Texas time, on the first business day following the end of Seller's Cure Period. If one (1) business day prior to the Closing Date, Seller has not cured to the reasonable satisfaction of Purchaser all of Purchaser's Objections which Seller has in Seller's Cure Notice undertaken to cure, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by written notice to Seller on the Closing Date. In the event of a termination of this Agreement by Purchaser under this Section 5.1.2, neither party shall have any further obligations hereunder other than the Surviving Obligations. Notwithstanding the foregoing, Purchaser shall maintain the right to close on the purchase of the Property following Seller's failure to cure any such Purchaser's Objections.

             (b) The term "Permitted Encumbrances" as used herein includes: (i) any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or in the Title Commitment to which Purchaser fails to timely object pursuant to Section 5.1.2(a) of this Agreement; (ii) subject to Purchaser's termination rights provided in Section 5.1.2(a), (A) any Purchaser's Objection which in Seller's Cure Notice Seller has undertaken to cure that remains uncured, for whatever reason, at the Closing Date; and (B) any Purchaser's Objections which by the end of the Seller's Cure Period, Seller has given, or is deemed to have given, notice that it cannot or does not intend to cure; and (iii) the rights and interests of parties claiming under the Leases.

             5.1.3 Limitations of Seller's Obligations. Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to eliminate, modify or cure any objection Purchaser may have pursuant to
Section 5.1.1, Section 5.1.2 or Section 5.2.

         5.2 Inspection.

             (a) From and after the Effective Date through the Closing Date, subject to the limitations hereinafter provided in this Section 5.2, Purchaser and its authorized agents and representatives may enter upon the Land and Improvements to conduct such investigations, studies and tests as Purchaser shall deem necessary or desirable. Notwithstanding the foregoing, Purchaser must obtain Seller's written approval (which shall not be unreasonably withheld, conditioned or delayed) of the scope and method of any environmental testing or investigation (other than a Phase I environmental inspection) and any physical or invasive testing or inspection prior to Purchaser's commencement of such inspection or testing. Seller's prior written consent for physical or invasive inspection or testing may be conditioned upon receipt of a detailed description of the proposed physical or invasive inspection or testing, a list of contractors who will be performing the physical or invasive inspection or testing, evidence of insurance reasonably satisfactory to Seller and such other information as Seller


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         reasonably requires in connection with such proposed inspection or testing. Seller shall endeavor to respond to Purchaser's request for any such invasive or physical test or any mechanical or engineering inspection within three (3) business days.

             (b) All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment or audit (collectively, the "Reports") shall be treated as confidential information by Purchaser, and Purchaser shall make reasonable efforts to instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information.

             (c) In conducting any inspections, investigations or tests of the Property, Purchaser and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb any Tenant or unreasonably interfere with any Tenant's use of the Property pursuant to its respective Lease, (iii) not damage any part of the Property or any personal property owned or held by any Tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager or their respective guests, agents, invitees, contractors and employees or any Tenant or its guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Property, and upon written request deliver a certificate of insurance verifying such coverage to Seller; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Property or any part thereof by reason of the exercise of Purchaser's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; (ix) not reveal or disclose any information obtained concerning the Property to anyone outside Purchaser's organization; (x) permit Seller and its agents and representatives to be present during any such inspection, investigation or test; (xi) not contact any leasing agent or property manager of the Property without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (xii) not contact any Tenant or make any inquiry of any Tenant which in any way relates to the Property or Seller without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall indemnify, defend and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability, claim, damage, cost or expense incurred by any of them arising out of or resulting from inspections, investigations or tests of the Property conducted by Purchaser or its agents or representatives. The foregoing indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable.

         5.3 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that (a) if Purchaser is a partnership, corporation or limited liability company, it is duly organized and in good standing under the laws of the State of its organization, is qualified to do business in the State and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary partnership, corporate or limited liability company, as the


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case may be, authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement, and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner or related entity or affiliate of Purchaser, or any of Purchaser's assets is bound. The Purchaser's representations and warranties set forth in this Section 5.3 shall survive the Closing or termination of this Agreement. Purchaser's representations and warranties contained herein must be true and correct through the Closing Date, the breach of same being a default by Purchaser under this Agreement.

         5.4 Seller's Representations, Warranties and Covenants.

             (a) Seller represents and warrants to, and covenants with, Purchaser that:

                 (i) Seller has full right, power and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties. This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                 (ii) All bills and other payments due with respect to the
             ownership, operation and maintenance of the Property for the period of Seller's ownership of the Property shall be paid by Seller in the ordinary course of business.

                 (iii) From the Effective Date until the Closing Date, Seller shall: (A) maintain and operate the Property in substantially the same manner as Seller has heretofore done; (B) continue all Leases and Contracts in full force and effect; and prior to the end of the Approval Period up until the Closing Date, neither cancel, amend or renew any of the same nor enter into a New Lease (hereinafter defined in Section 7.3(g) or Contract other than in the ordinary course of Seller's business, or from and after the end of the Approval Period, neither cancel, amend or renew any Lease or Contract nor enter into any new Lease or Contract without Purchaser's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed; (C) not commit or permit to be committed any physical waste to the Property; and (D) not remove any item of the Tangible Personal Property from the Land or Improvements unless it is replaced with an item of at least equal value that is properly suited for its intended purpose. To the extent that Purchaser has approved renewal of a Lease or execution of a New Lease after the Effective Date, Purchaser shall assume and be obligated to pay all leasing commissions and tenant finish allowances thereunder.

                 (iv) With respect to each Tenant, except as reflected in the
             Rent Roll or in the Lease: (A) to Seller's Knowledge, such Tenant's Lease is in full force and effect and no uncured breach or default exists on the part of the landlord or Tenant thereunder; (B) Seller has received no written notice that such Tenant is asserting any claim of offset or other defense in respect of its or the landlord's obligations under its Lease; (C) Seller is the owner of the entire lessor's interest in such Tenant's Lease and neither the landlord's interest in and to the Leases nor the rents payable thereunder have been assigned, pledged or encumbered in any manner by Seller, except to Seller's mortgage lender which assignments and encumbrances will be released at or prior to Closing; and (D) no leasing commission in connection with the Property is as of the date hereof due or owing from Seller to any party as to any Lease, or except as otherwise provided in Section 5.4(a)(iii) and Section 7.3(g), will be due and owing from Seller upon the execution of any New Lease or renewal of any Lease, and except as otherwise provided in Section 5.4(a)(iii) and 7.3(g), all such commissions shall be paid by Seller on or before the Closing.

                 (v) Except as disclosed on Exhibit G, none of the Tangible
             Personal Property is held by Seller under a lease or installment sale contract, and Seller owns title to the Tangible Personal Property reflected on the inventory to be delivered to Purchaser herein, free and clear of any liens or claims, except liens to be released at Closing.

                 (vi) Except as disclosed on Exhibit H, Seller has received no written notice of any action, suit, proceeding or claim presently pending in any court or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality or before any arbitration, tribunal or panel, affecting (A) the Property, or any portion thereof, (B) Seller's title, use, operation or ownership of the Property, (C) the Contracts, or (D) Seller's ability to perform its obligations under this Agreement, nor, to Seller's Knowledge is any such action, suit, proceeding or claim threatened.

                 (vii) To Seller's Knowledge, there is no attachment, execution, general assignment for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or proceedings under any debtor relief laws, contemplated by or pending or threatened against Seller or the Property. Seller has received no written notice, and otherwise has no Knowledge, of the introduction of any Hazardous Materials or violations of any Environmental Requirements affecting the Property.

                 (viii) Seller has received no written notice of any
             condemnation, eminent domain or similar proceedings being instituted or threatened against the Property by any governmental authority having jurisdiction over the Property.

                 (ix) Except as disclosed on Exhibit I, Seller has received no written notice from any governmental authority having jurisdiction over the Property that the Improvements and the current operation thereof violate any law, regulation, ordinance, rule, order or other requirement of any governmental authority having jurisdiction over the Property.

                 (x) Seller has received no written notice from any governmental authority having jurisdiction over the Property of any proposed new assessment against the Property.

                 (xi) Brent Buck is Seller's authorized agent and has had direct involvement in the management and ownership of the Property throughout the time of Seller's ownership of the Property.

                 (xii) The Inspection Materials either delivered to Purchaser or made available to Purchaser for inspection constitute all of the documents and materials in Seller's and its property manager's possession coming within the definition of Inspection Materials.

             When used herein, the phrase "to Seller's Knowledge" or derivations thereof shall mean the current actual knowledge of Brent Buck, without any obligation to make any investigation or inquiry regarding the Property, and without obligation to make any investigation of the files, documents or studies in the possession of the property manager or other persons, and shall not include any knowledge which may be imputed to Seller or of any other person. Purchaser acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of limiting Seller's liability or of imposing any liability on or creating any duties running from such individual to Purchaser. Purchaser covenants that it will bring no action of any kind against such individual, related to or arising out of these representations and warranties, but Seller acknowledges that Purchaser's waiver of the right to bring such action shall not in any manner limit Purchaser's rights with respect to asserting Seller's liability.

             (b) Seller's representations and warranties set forth in Section 5.4(a) shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months (the "Survival Period"). No broker, agent or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Purchaser shall have the right to bring an action against Seller for the breach of a representation or warranty hereunder, but only on the following conditions: (1) Purchaser first learns of the breach after Closing and files such action within the Survival Period, and (2) Purchaser shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Purchaser on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $75,000.00. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of Seller to Purchaser will be limited in the aggregate to $400,000.00. The general or limited partners, employees, agent or affiliates of Seller will not in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Agreement, any agreement contemplated by this Agreement or the Property. Seller shall not have any liability after Closing for the breach of a representation or warranty hereunder of which Purchaser had knowledge as of Closing. The provisions of this
         Section 5.4(b) shall survive Closing.

         5.5 Defective Condition Extension; Termination. The obligations of Seller hereunder are subject to and contingent upon the following:

                       In the event that subsequent to the execution of this
             Agreement Seller obtains knowledge of, or Purchaser's inspection of the Property reveals, either (i) the presence of any Hazardous Materials (as defined in Section 6.2 hereof) or the violation or potential violation of any Environmental Requirements (as defined in Section 6.3 hereof) or (ii) any structural or other defect in the Improvements, whether or not in violation of any applicable law, ordinance, code, regulation or decree of any governmental authority having jurisdiction over the Property (collectively, a "Defective Condition"), which Seller, in its reasonable judgment, determines could constitute a potential liability to Seller after the Closing or should be remedied prior to the sale of the Property, Seller shall have the right upon written notice to Purchaser on or before the scheduled Closing Date either (i) to extend the Closing Date for the period of time necessary to complete such remediation at Seller's sole cost and expense, or
             (ii) to terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser and neither party shall have any further right or obligation hereunder other than the Surviving Obligations. The terms of this Section 5.5 are solely for the benefit of Seller, and Purchaser shall have no additional right or remedy hereunder as a result of the exercise by Seller of its rights under this Section.

                                       6.
                   NO REPRESENTATIONS OR WARRANTIES BY SELLER;
                             ACCEPTANCE OF PROPERTY

         6.1 Disclaimer. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED, AS DEFINED BELOW), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A

PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR TRUTHFULNESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. PURCHASER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING OUT OF PURCHASER'S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION,

MAINTENANCE AND MANAGEMENT OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 6 SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

         6.2 Hazardous Materials. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA;
(iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

         6.3 Environmental Requirements. "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

                                       7.
                                     CLOSING

         7.1 Closing. The Closing shall be held at the offices of the Title Company on the Closing Date, unless the parties mutually agree in writing upon another place, time or date. Purchaser shall have the option (the "Extension Option") to extend the Closing for up to fifteen (15) calendar days, such Extension Option being exercisable by (i) delivering written notice to Seller of such exercise not less than five (5) business days' prior to the originally scheduled Closing Date and (ii) within two (2) business days thereafter, delivering the Additional Earnest Money to the Title Company. Purchaser's notice of exercise shall specify the extended Closing Date. Failure to timely deposit the Additional Earnest Money shall render exercise of the Extension Option ineffective.

         7.2 Possession. Possession of the Property shall be delivered to Purchaser at the Closing, subject to the Permitted Encumbrances.

         7.3 Proration.

             (a) Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date, the following (collectively, the "Proration Items"): real estate and personal property taxes and assessments (subject to the terms of Section 7.3(d) below), utility bills (except as hereinafter provided), collected Rents (subject to the terms of Section 7.3(b) below) and Operating Expenses (subject to the terms of Section 7.3(c) below) payable by the owner of the Property. Seller will be charged and credited for the amount of all of the Proration Items relating to the period up to and including the Closing Date, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Date. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser's written approval prior to the Closing Date (the "Closing Statement"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to Title Company for purposes of making the proration adjustment at Closing. The proration shall be paid at Closing by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; such prorations shall be conclusive and binding on the parties without further adjustment. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. "Rents" shall mean and include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property, but excluding amounts received from Tenants under Leases for Operating Expenses. "Operating Expenses" shall mean operating expenses and common area maintenance charges, including utilities, insurance and other charges, under the Leases whether deemed additional rent or otherwise, but excluding Rents.

             (b) Purchaser will receive a credit on the Closing Statement for the prorated amount (as of 11:59 p.m. of the day immediately preceding the Closing Date) of all Rents previously paid to or collected by Seller and attributable to any period following Closing. Rents are "Delinquent" when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rents will not be prorated. All sums collected by Purchaser from and after Closing from each Tenant will be applied first to current amounts owed by such Tenant to Purchaser and then to

         Delinquent Rents owed by such Tenant to Seller. Any sums due Seller will be promptly remitted to Seller, but Purchaser shall be under no obligation to collect such sums. Should Seller receive any sums inadvertently or otherwise following Closing, Seller shall promptly remit said sums to Purchaser. Purchaser shall not have an exclusive right to collect any sums due Seller from Tenants under the Leases, and Seller hereby retains the right to pursue any Tenant under the Leases for any sums due such Seller for periods attributable to Seller's ownership of the Property; provided, however, Seller (1) shall be required to notify Purchaser in writing of Seller's intention to commence or pursue any legal proceedings; (2) shall only be permitted to commence or pursue legal proceedings after the date which is three
         (3) months after Closing; and (3) shall not be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of such Tenant's Lease. The provisions of this Section 7.3(b) will survive the Closing for one year.

             (c) All Additional Rents (as defined below) which have been received in respect to the month in which the Closing Date occurs (the "Current Month") shall be prorated as of the Closing Date. Such Additional Rents for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to, but not including, the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month from and after the Closing Date (which shall be allocated to Purchaser). In addition, Seller shall be credited on the Closing Date with its share of Rents and other Tenant charges and Additional Rents for the Current Month and for all periods prior to the Current Month which have not been received as of the Closing Date. Purchaser shall be solely responsible, after the Closing Date, for collecting unpaid Additional Rents. Additional Rents for calendar year 2000 are paid on an estimated basis in monthly installments. At least five (5) business days prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a reconciliation ("Additional Rents Reconciliation") of (1) actual operating and similar expense of the Property upon which Additional Rents are based ("Additional Rent Expenses") for the period commencing on January 1, 2000 and ending on the last day of the Current Month ("Additional Rents Reconciliation Period"), it being understood that certain Additional Rents Expenses for the Additional Rents Reconciliation Period, if not based on actual amounts (such as certain operating expenses for the Current Month), may be reasonably estimated by Seller; and (2) Additional Rents collected by Seller for that portion of the Additional Rents Reconciliation Period prior to the Current Month and Additional Rents payable for the Current Month. Any amount shown to be owed by Seller to the Tenants under the Additional Rents Reconciliation shall be credited to Purchaser at the Closing, and any amounts shown to be owed to Seller by Tenants of the Property under the Additional Rents Reconciliation shall be credited to Seller at the Closing. For purposes of this Section 7.3(c), "Additional Rents" shall mean any and all amounts due from Tenants for Operating Expenses and any other Tenant charges other than Rents.

             (d) All ad valorem real estate and personal property taxes with respect to the Property (to the extent not prorated in Section 7.3(a) above) shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed.

             (e) Purchaser shall receive a credit against Purchase Price at Closing for all security deposits for which landlord has liability to Tenants under the Leases on the Closing Date and for all Rents made in advance (to the extent not prorated as set forth in Section 7.3(b) above).

             (f) Purchaser shall receive a credit against the Purchase Price at Closing for all payments due or owing under any Contract for periods prior to the Closing Date, which amounts shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date. If Seller has paid any amounts under any Contract for periods after 11:59 p.m. of the day immediately preceding the Closing Date, Purchaser shall pay such amounts to Seller at Closing in addition to the Purchase Price. If any Contract requires more than thirty (30) days prior notice to terminate, then Purchaser must either (1) assume such Contracts pursuant to the Bill of Sale, or (2) pay to Seller at Closing, in addition to the Purchase Price, any amounts that will be due or owing under any such Contract for periods from and after the Closing Date until such Contract is terminable.

             (g) Seller shall receive a credit for any and all Reimbursable Lease Expenses (hereinafter defined) as set forth in Section 7.9 of this Agreement and for any and all Reimbursable Capital Expenses, to the extent that the same have been paid by Seller prior to Closing. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Capital Expenses and the payment thereof. "Reimbursable Capital Expenses" shall mean costs or expenses for any capital expenditures or improvements made by Seller after the Effective Date hereof but before Closing as to which Purchaser has agreed in writing to reimburse Seller, or as otherwise listed on Exhibit J. "Reimbursable Lease Expenses" shall mean, collectively, those fees, costs and expenses listed on Exhibit K or otherwise as to which Purchaser has agreed in writing to reimburse Seller. Reimbursable Lease Expenses shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction (including, without limitation, any fees owed to any property manager), (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the Tenant's requirements with regard to such leasing transaction, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, and (iv) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property). "New Lease" shall mean any Lease entered into in accordance with this Agreement between the Effective Date and the Closing Date.

         7.4 Closing Costs. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, the title insurance premium for the Owner's Policy allocable to standard owner's coverage for the amount of the Purchase Price, the cost of the Survey, one-half (1/2) of any escrow fees and other customary charges of the Title Company, and Purchaser shall pay, on the Closing Date, the incremental cost of extended coverage and any endorsements to the Owner's Policy or any charges associated with a loan policy, any documentary stamp taxes or transfer taxes applicable to sale of the Property, all recording costs, one-half (1/2) of any escrow fees and other customary charges of the Title Company. Except as otherwise provided herein, each party shall pay its own attorneys' fees.

         7.5 Seller's Obligations at the Closing. At the Closing, or earlier as specified below, Seller shall deliver to Purchaser the following:

             (a) Title Policy. The Owner's Policy. Purchaser, at Purchaser's sole expense, may elect to cause the Title Company to amend the survey exception to read "any shortages in area." The Owner's Policy shall be free and clear of all exceptions other than the Permitted Encumbrances.

             (b) Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller's authority to consummate the transactions contemplated by this Agreement.

             (c) Foreign Person. An affidavit of Seller in the form of Exhibit E certifying that Seller is not a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.

             (d) Leases. The originals of all of the Leases.

             (e) Contracts. The originals of all of the Contracts, if any, in Seller's possession and an assignment of such Contracts to be assumed by Purchaser.

             (f) Tenant Estoppel Certificates and SNDA's. Within seven (7) business days of the Closing, Tenant Estoppel Certificates and Subordination, Non-Disturbance and Attornment Agreements ("SNDA") substantially in the form of Exhibit D (or if a Tenant's Lease or if Purchaser's lender specifies or contemplates another form of tenant estoppel certificate or SNDA, then such other specified or contemplated form) executed by Tenants representing at least eighty percent (80%) of the annual revenue from the Property with the exception of the national/credit Tenants at the Property, in which case one hundred percent (100%) of such estoppel certificates (collectively, the "Tenant Estoppel Certificates") and SNDA's shall be furnished. Unless within five (5) days after the end of the Approval Period, Purchaser furnishes Seller with an alternative form of SNDA required by Purchaser's lender, Seller will present the form attached to this Agreement to Tenants. For the purposes hereof, a national credit tenant shall mean GNC, J. Alexander's and Radio Shack.

             (g) Other. To the extent in the possession of Seller or its property manager, (i) plans, drawings and specifications relating to the Improvements; (ii) all transferable licenses, permits, certificates of occupancy and other governmental entitlements relating to use and occupancy of the Improvements and any unexpired warranties, guarantees and sureties for the Property; (iii) files maintained by Seller in the ordinary course of business relating to Tenants and (iv) leasing and marketing materials pertaining to the Improvements.

             (h) Possession. Deliver Purchaser possession and occupancy of the Property.

             (i) Security Deposits. All security deposits provided for in the Leases.

             (j) Prorations. A final accounting reasonably acceptable to Purchaser showing the computations for prorated charges and rentals, utilities and Additional Rent as provided for herein.

             (k) Owner's Affidavit. Execute, acknowledge and deliver an affidavit and indemnity agreement in form and substance reasonably satisfactory to Seller to the Title Company enabling it to issue the final Owner's Policy without standard printed exceptions.

         7.6 Purchaser's Obligations at the Closing. At the Closing, Purchaser shall deliver to Seller the following:

             (a) Purchase Price. The Purchase Price by wire transfer of immediately available funds.

             (b) Evidence of Authority. Such organizational and authorizing documents of Purchaser as shall be reasonably required by Seller and/or the Title Company authorizing Purchaser's acquisition of the Property pursuant to this Agreement and the execution of this Agreement and any documents to be executed by Purchaser at the Closing.

         7.7 Documents to be Executed by Seller and Purchaser. At the Closing, Seller and Purchaser shall also execute and deliver the following:

             (a) Deed. Special Warranty Deed (the "Deed") conveying the Land and the Improvements to Purchaser subject to no exceptions other than the Permitted Encumbrances, in the form attached to this Agreement as Exhibit B.

             (b) Tenant Notices. Signed statements or notices to all tenants of the Property notifying such tenants that the Property has been transferred to Purchaser, that Purchaser is responsible for security deposits (specifying the amounts of such deposits), and directing the tenants to pay rentals to Purchaser or its agent.

             (c) Bill of Sale, Assignment and Assumption of Personal Property, Contracts, Warranties and Leases. The Bill of Sale (herein so called) in the form attached to this Agreement as Exhibit C.

         7.8 Purchaser's Assumption of Obligations. As additional consideration for the purchase and sale of the Property, Purchaser covenants and agrees that from and after Closing it will: (i) assume and perform all of the covenants and obligations of Seller, Seller's predecessors in title and Seller's affiliates
(A) pursuant to the Leases and Contracts, including without limitation, those relating to any security deposits, to the extent arising on or after the Closing Date and (B) pursuant to the Leases regarding the physical, environmental or legal compliance status of the Property, whether arising before, on or after the Closing Date; (ii) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller of any of its affiliates resulting from, arising out of, or in any way related to any licenses and permits and arising on or after the Closing Date; and (iii) assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses in accordance with Section 7.9 or any Reimbursable Capital Expenses that are unpaid as of the Closing Date. Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Seller and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 7.8. The provisions of this Section 7.8 shall survive the Closing without limitation.

         7.9 Lease Expenses. At Closing, Purchaser shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Purchaser shall assume Seller's obligations to pay, when due (whether on a stated due date or by acceleration) any Reimbursable Lease Expenses unpaid as of the Closing, and Purchaser hereby agrees to indemnify and hold Seller harmless from and against any and all claims for such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Purchaser shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof.

                                       8.
                                  RISK OF LOSS

         8.1 Condemnation. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

         8.2 Casualty. Except as provided in Sections 5.2 and 6.1 of this Agreement, Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of the Casualty Amount prior to the Closing from fire or other casualty, which Seller, at its sole option, does not elect to repair, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage and any deductible amount (less an amount equal to any expenses and costs incurred by Seller to repair or restore the Property, provided written consent of Purchaser is obtained for such expenses, and any portion of such proceeds paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than the Casualty Amount prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy and there shall be no reduction in the Purchase Price.

                                       9.
                                     DEFAULT

         9.1 Breach by Seller. Except as Purchaser's remedies may otherwise be expressly limited by the terms of this Agreement (including, without limitation, the terms of Section 5.4):

             (a) In the event that Seller shall default in any of its obligations hereunder to be performed prior to Closing, for any reason other than Purchaser's default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser, as its sole and exclusive remedy, may terminate this Agreement, receive a refund of the Earnest Money and, subject to the provisions of Section 9.1(c) below, pursue Seller for actual damages incurred by Purchaser as a result of such default.

             (b) If Purchaser discovers prior to Closing that any representation or warranty made by Seller in Section 5.4(a) is not true and correct as of the Closing Date as if made on the Closing Date, then Purchaser may extend the Closing for up to thirty (30) days to investigate the pertinent facts, and Seller shall exercise reasonable, good faith efforts to remedy or cure such breach. In the event that such breach has not been cured or remedied to Purchaser's satisfaction prior to Closing, as the same may be extended, the sole and exclusive remedy of Purchaser shall be to either waive the breach and proceed to Closing or terminate this Agreement by written notice to Seller. Upon a termination of this Agreement under this Section 9.1(b), the Earnest Money shall be returned to Purchaser, and neither party shall have any further obligations hereunder except for Surviving Obligations.

             (c) Notwithstanding the foregoing, in no event shall the aggregate amount of actual damages which Purchaser may be entitled to recover against Seller pursuant to Sections 9.1(a) above exceed an amount equal to the amount of the Earnest Money and in no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages or to the remedy of specific performance.

             (d) If Seller is unable to deliver the requisite number of Tenant Estoppel Certificates or SNDA's, then Purchaser's sole and exclusive remedy and recourse shall be either to waive the requirement for the missing Tenant Estoppel Certificates and/or SNDA's and proceed to Closing without reduction in the Purchase Price or to terminate this Agreement by immediate written notification to Seller, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further obligations hereunder except for Surviving Obligations.

         9.2 Breach by Purchaser.

             (a) If Purchaser fails to comply with Section 7 of this Agreement, Seller may terminate this Agreement and thereupon shall be entitled to the Earnest Money as liquidated damages (and not as a penalty) and as Seller's sole remedy and relief hereunder (except for the Surviving Obligations). Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such breach.

             (b) In the event of any default by Purchaser under this Agreement, other than Purchaser's failure to comply with Section 7 of this Agreement, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.

             The provisions of this Section 9.2 shall not limit or affect any of Purchaser's indemnities as provided in other Sections of this Agreement.

                                      10.
                                  MISCELLANEOUS

         10.1 Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address specified in Section 1.1 above, as evidenced by written receipt therefore, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified in Section 1.1 above; (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified in Section 1.1 above; or (d) on the date sent by facsimile to the fax number specified in Section 1.1 above to the attention of the appropriate person, with a copy of the receipt being forwarded by overnight delivery service as herein provided. A party may change its address for notice by written notice to all other parties as herein provided.

         10.2 Real Estate Commissions. Seller shall pay to the Agent upon the Closing of the transaction contemplated hereby, and not otherwise, a cash commission in the amount agreed on in a separate listing agreement between Seller and Agent. Said commission shall in no event be payable unless and until the transaction contemplated hereby is closed in accordance with the terms of this Agreement; if such transaction is not closed for any reason, including, without limitation, failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Agent, neither Seller nor Purchaser has authorized any broker or finder to act on Purchaser's behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 10.2 shall survive the Closing or any earlier termination of this Agreement.

         10.3 Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

         10.4 Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

         10.5 Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         10.6 Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, the State of Texas or the State, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         10.7 Governing Law. This Agreement shall be governed by the laws of the State and the laws of the United States pertaining to transactions in the State.

         10.8 Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Except as otherwise hereinafter provided in this Section 10.8, Purchaser shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller, which consent may be withheld absolutely. In the event Seller consents to such assignment, Purchaser and such assignee shall execute and deliver an Assignment of Purchase and Sale Agreement in the form attached hereto as Exhibit F. Any subsequent assignment may be made only with the prior written consent of Seller. Except as otherwise hereinafter provided in this Section 10.8, no assignment of Purchaser's rights hereunder shall relieve Purchaser of its liabilities under this Agreement. This Agreement is solely for the benefit of Seller and Purchaser; there are no third party beneficiaries hereof. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void. Notwithstanding the foregoing, without Seller's consent, Purchaser may assign this Agreement to any Affiliate of Purchaser, and upon such assignment, Purchaser shall be released from liability hereunder. For these purposes, "Affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. The term "control" for these purposes means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         10.9 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         10.10 Attorneys' Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

         10.11 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party's signature.

         10.12 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

         Exhibit A, the legal description of the Land.

         Exhibit B, the form of the Deed.

         Exhibit C, the form of the Bill of Sale, Assignment and Assumption of Personal Property, Contracts, Warranties and Leases.

         Exhibit D, the form of the Estoppel Certificate; Subordination, Non-Disturbance and Attornment Agreement.

         Exhibit E, the form of the Non-Foreign Affidavit.

         Exhibit F, the form of Assignment of Purchase and Sale Agreement.

         Exhibit G, Tangible Personal Property Leases or Installment Sales Contracts

         Exhibit H, Pending Actions

         Exhibit I, Governmental Violations

         Exhibit J, Reimbursable Capital Expenses Exhibit K, Reimbursable Lease Expenses

         10.13 No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded of public record. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein, Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Land is located.

         10.14 Merger Provision. Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

         10.15 Jury Waiver. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN

ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OF TERMINATION OF THIS AGREEMENT.

         10.16 Purchaser's Financing. Seller acknowledges that Purchaser intends following the execution of this Agreement to obtain a commitment from a lender for a permanent or other loan for the acquisition of the Property. Seller shall cooperate with Purchaser's reasonable requests to assist Purchaser in satisfying the requirements of such lender including but not limited to matters such as title, survey, obtaining the Tenant Estoppel Certificates and the SNDA's, and other matters, provided, Seller shall not be obligated to bear any cost or expense in connection therewith.

         10.17 Like-Kind Exchange. Seller acknowledges that Purchaser or one of its affiliates or partners may purchase the Property to effect a tax deferred exchange under I.R.C. Section 1031. Seller shall cooperate (at no extra expense) with Purchaser or Purchaser's qualified intermediary to effectuate such exchange and to comply with any reasonable requests.


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                            LEFT BLANK INTENTIONALLY

PURCHASER:                           GRACE DEVELOPMENT, INC.,
                                     a Tennessee corporation
Date of Execution
by Purchaser:                        By:  /s/ John R. Grace
                                        ----------------------------------------
                                     Name:      John R. Grace
---------------------------          Title:     Vice President



SELLER:                              MURRAY INCOME PROPERTIES II, LTD.,
                                     a Texas limited partnership

                                     By: Murray Realty Investors IX, Inc., a
                                         Texas corporation
                                         General Partner
Date of Execution
by Seller:                               By:  /s/ Brent Buck
                                            ------------------------------------
                                         Name:  Brent Buck
---------------------------              Title:  Executive Vice President

The undersigned Title Company hereby acknowledges receipt of the Earnest Money and a copy of this Agreement, and agrees to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement.

Date of Execution by                 LAWYERS TITLE INSURANCE CORPORATION
Title Company:


---------------------------
                                     By:
                                        ----------------------------------------
                                        ---------------------------------------,
                                        Authorized Officer